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                                                                    EXHIBIT 10.1


                          SECOND MODIFICATION AGREEMENT


         THIS SECOND MODIFICATION AGREEMENT (the "Agreement") is entered into as of the 21st day of September, 2001 between BELK, INC., a Delaware corporation (the "Borrower"), and FIRST UNION NATIONAL BANK, a national banking association (the "Lender").


                             INTRODUCTORY STATEMENTS

         The Borrower and the Lender are parties to that certain Letter of Credit and Reimbursement Agreement dated as of July 1, 1998, as amended by a
Modification Agreement dated July   , 2001 and as hereafter amended, modified,
restated or supplemented (the "Reimbursement Agreement") whereby the Lender issued a letter of credit for the benefit of the Borrower.

The Borrower desires to make loans to certain of the Borrower's shareholders, as more particularly described in Schedule A attached hereto (the "Shareholder Loans") and has requested that Lender consent to the Shareholder Loans.

Further, the Borrower has requested that Lender amend the Reimbursement Agreement to increase the maximum aggregate dollar amount of transactions which the Borrower is permitted under the Reimbursement Agreement to enter into with its officers, directors, shareholders or affiliates during any fiscal year of the borrower.

The Lender has agreed to consent to the Shareholder Loans pursuant to the terms and conditions of this Second Modification Agreement. Additionally, the Borrower and the Lender have agreed to modify the Reimbursement Agreement in the manner set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, each to the other, the parties do hereby agree as follows:

         1. Effect of Agreement. This Agreement shall modify and amend the Reimbursement Agreement as set forth herein. Except as expressly modified hereby, the Reimbursement Agreement, including, without limitation, each representation, warranty and covenant contained therein, shall be and remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Agreement and the Reimbursement Agreement, this Agreement shall control.

         2. Defined Terms. Except as otherwise provided herein, all capitalized undefined terms used herein shall have the meanings assigned thereto in the Reimbursement Agreement.


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         3. Consent. Lender hereby consents to the provision of certain
Shareholder Loans by Borrower to each of Thomas M. Belk, Jr., W.W. McKay Belk and John R. Belk in accordance with the terms and conditions set forth in Schedule A attached hereto.

         4. Amendment. Section 6.5 of the Reimbursement Agreement is hereby amended by deleting the dollar amount "$2,000,000" from the seventh (7th) line of such section and by substituting the dollar amount "$12,000,000" in its place and stead.

         5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows:

                  (a) The Borrower has no defenses, offsets or counterclaims against the Lender relating to the Reimbursement Agreement, as modified by this Agreement.

                  (b) The Borrower has full power and lawful authority to execute and perform this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

                  (c) All representations and warranties contained in the Reimbursement Agreement are true and correct as of the date hereof, and after giving effect to this Agreement, no Event of Default or event which, with the giving of notice or passage of time, will constitute an Event of Default, will exist under the Reimbursement Agreement.

         6. General Provisions.

         (a) Limited Amendment. This Agreement shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Reimbursement Agreement or (ii) to prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Reimbursement Agreement or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         (b) Counterparts. This Agreement may be executed by the parties hereto in separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (c) Successors and Assigns. Whenever in this Agreement either of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower shall inure to the benefit of the successors and assigns of the Lender.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       BORROWER:

                                       BELK, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------



                                       LENDER:

                                       FIRST UNION NATIONAL BANK


                                       By:
                                           -------------------------------------
                                           Name:
                                                  ------------------------------
                                           Title:
                                                  ------------------------------


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                                   Schedule A

                  Loans to Tim Belk, McKay Belk and Johnny Belk

RESOLVED, that it be approved for the corporation to loan to Thomas M. Belk, Jr. the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) to be repaid in five equal annual installments beginning on January 5, 2003 with interest at the rate of LIBOR + 150 basis points. The loan will be secured with a pledge of the corporation's Class A common stock and may be prepaid in whole or in part at any time without penalty. In lieu of cash, loan payments may be made though a surrender of collateral valued on the basis of an independent appraisal.

RESOLVED, that it be approved for the corporation to loan to H.W. McKay Belk the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) to be repaid in five equal annual installments beginning on January 5, 2003 with interest at the rate of LIBOR + 150 basis points. The loan will be secured with a pledge of the corporation's Class A common stock and may be prepaid in whole or in part at any time without penalty. In lieu of cash, loan payments may be made though a surrender of collateral valued on the basis of an independent appraisal.

RESOLVED, that it be approved for the corporation to loan to John R. Belk the sum of Two Million Five Hundred Thousand Dollars ($2,500,000) to be repaid in five equal annual installments beginning on January 5, 2003 with interest at the rate of LIBOR + 150 basis points. The loan will be secured with a pledge of the corporation's Class A common stock and may be prepaid in whole or in part at any time without penalty. In lieu of cash, loan payments may be made though a surrender of collateral valued on the basis of an independent appraisal.